(logo) PACIFIC LIFE

MANAGEMENT’S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA

Pacific Life Insurance Company (the “Asserting Party”) is responsible for assessing compliance, as of and for the year ended December 31, 2020, with the Relevant Servicing Criteria set forth in Item 1122 (d) of the SEC’s Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(iii), (d)(2)(ii), (d)(3)(i), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(ii), (d)(4)(v), (d)(4)(ix), (d)(4)(iv), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv), which the Asserting Party has concluded are not applicable to the activities it performs, with respect to the asset-backed securities transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the “Applicable Servicing Criteria”). The transactions covered by this report include all asset-backed transactions under the Securitized Commercial Mortgage Loans Platform (the “Platform”), as listed in Appendix A.

The Asserting Party has used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB in order to assess the effectiveness of Pacific Life Insurance Company’s compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2020 The Asserting Party has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria as of and for the year ended December 31, 2020, with respect to the Platform taken as a whole.

Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2020 as set forth in this assertion.

Pacific Life Insurance Company

/s/ John Waldeck

John Waldeck

VP Underwriting & Portfolio Management-Commercial Mortgage

February 18, 2021

APPENDIX A

SECURITIZED COMMERCIAL MORTGAGE LOANS PLATFORM

Trust Name                                                           Loan Name

COMM 2014-277P                                                 277 Park Avenue

HGMT 2015-HGLR                                               Houston Galleria Mall

DBJPM 2016 –SFC                                                Westfield San Francisco Center

JPM 2015 – WPG                                                   Scottsdale Quarter

BMARK 2019 – B12                                              Woodlands Mall

CSMC 2020-WEST                                                Westchester Mall